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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240

                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
                       November 6, 2001, November 9, 2001,
                      November 16, 2001, November 19, 2001
                              and November 29, 2001

                                       of

                                  FINDWHAT.COM


         William N. Walker ("Mr. Walker") sold the following number of shares of our common stock on the date and at the per share price set forth below:

-       2,500 shares on December 11, 2001 at $4.63 per share.

This sale was effected by Fahnestock & Co. Inc., as agent, at a 3.25% commission charge. Immediately following this sale, Mr. Walker beneficially owned no shares of our common stock.

         On December 12, 2001, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.00.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is December 12, 2001.